UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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M.D.C. HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 27, 2011
Meeting Information
M.D.C. HOLDINGS, INC.		Meeting Type: Annual Meeting
For holders as of: February 28, 2011
Date: April 27, 2011 Time: 8:00 AM MDT
	Location:	M.D.C. Holdings, Inc.
4350 S. Monaco St.
6th Floor Assembly Room
Denver, CO 80237

You are receiving this communication because you hold shares in the above named company.

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1. Notice & Proxy Statement        2. CEO letter and Form 10-K

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Voting items

The Board of Directors recommends you vote FOR the following:

1.      Election of Directors

Nominees

01     William B. Kemper                 02         David D. Mandarich                 03        David Siegel

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2       To approve the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan.

3       To approve the M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors.

4       To approve an advisory proposal regarding the compensation of the Company’s named executive officers (the “Say on Pay” proposal).

The Board of Directors recommends you vote that “Say On Pay” proposals be held every 1 YEAR:

5       An advisory vote to establish the frequency of submission to shareowners of “Say on Pay” proposals.

The Board of Directors recommends you vote FOR the following proposal:

6       To approve the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

NOTE: To vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

M.D.C. HOLDINGS, INC.

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

March 1, 2011

Dear Shareholders,

While overall economic conditions remained extremely difficult in 2010, we are proud to highlight significant operating achievements made by our Company during the year.

•	Our revenue increased for the first time in five years.

•	We improved our loss before tax for the third consecutive year.

•	After securing control of 130 new communities across the country during 2010, we increased our active subdivision count for the first time in four years.

•	We expanded our lot supply by 36% year-over-year to more than 12,000 lots.

•	Our cash and investments were $1.5 billion at year-end, exceeding total debt by nearly $300 million.

FOCUSED ON LONG-TERM SHAREOWNER VALUE

During 2010, we continued to make progress on our key Company initiatives. These initiatives are designed to provide our Company with the competitive edge necessary to excel in our industry and provide long-term value to our shareholders.

Enterprise Resource Planning. Our Enterprise Resource Planning system, which is designed to serve as a backbone for our future operations, was successfully implemented in both our corporate office and two divisional offices during the year. When it is fully implemented, this technology is expected to drive consistency in our core processes across divisions and improve coordination between departments, thereby increasing business efficiencies and reducing operating costs. We also expect our new system to provide better accessibility to real-time operating data, giving our management team enhanced tools for making decisions on a day-to-day basis.

Home Gallery by Richmond American. Despite difficult industry conditions, we have been unyielding in our dedication to providing our customers with homes of outstanding quality, expertly designed with the objective

(continued...)

of meeting the unique preferences of each homebuyer. We offer our customers the opportunity to personalize their homes with the assistance of an expert design team at our Home Galleries across the country. In 2010, we demonstrated our continued commitment to this concept as we opened our ninth Home Gallery in Maryland.

New Home Plans. Given our commitment to offering the right product, and, in light of current economic conditions, we introduced smaller, more affordable homes in many of our markets during 2009. These homes are designed both to meet the current needs of our customers and to allow for a more efficient construction process, and they have been well-received by our buyers. By the fourth quarter of 2010, almost 60% of our closings came from these new plans. At the same time, we have adopted Energy Star standards for each home we build, recognizing a preference for homes with a lower cost of ownership and a reduced environmental impact.

Exceptional Customer Service. We have continued to focus on providing every customer with an exceptional buying experience, from start to finish. In 2010, we achieved an overall customer satisfaction rating of almost 90%. This effort was recognized by Eliant, an industry leader in measuring customer service for builders. Eliant noted that, based on its performance in 2010, MDC “has demonstrated an uncommon level of consistency in delivering outstanding customer experiences across many regions and differing buyer segments.”

While the implementation of these initiatives has caused us to incur higher overhead costs for the short-term, we believe that they ultimately will help us achieve improved operating leverage and a competitive advantage over our peers, which will in turn drive shareholder value long-term.

OUR GOAL: A RETURN TO PROFITABILITY

We are committed to expediting our Company’s return to profitability. In the fourth quarter of 2010, we eliminated more than 100 positions from our operating structure, which should result in significant savings to our Company. In addition, we are focused on maximizing gross margin through the continued deployment of our new product across the country, combined with an increased focus on inventory management. Coupled with our increased community count, these investments and decisions form a strong foundation for our goal of returning to profitability.

We want to extend our appreciation to our employees, subcontractors, customers, financial associates and shareholders for their continued support. Also, special recognition goes to our Board of Directors for their hard work and commitment to our Company as we strive to achieve our long-term goals.

Sincerely,

Larry A. Mizel

Chairman and CEO